                                                                EXHIBIT 10.11(b)

                                                              LOAN NO. _________

                           REVOLVING PROMISSORY NOTE


$10,000,000.00                                                 August ____, 1997


       FOR VALUE RECEIVED, the undersigned (sometimes referred to herein as "Maker"), jointly and severally if more than one, promise to pay to the order of GUARANTY FEDERAL BANK, F.S.B., a federal savings bank organized and existing under the laws of the United States (sometimes referred to herein as "Payee"), at its principal offices at 8333 Douglas Avenue, Dallas, Texas 75225, or at such other place as the holder hereof may from time to time designate the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or so much thereof as may be advanced, with interest on the principal balance from time to time remaining unpaid prior to default or maturity at the rate hereinafter provided, interest only being payable on the first day of each month commencing September, 1997, and continuing until and including April 30, 1998, when, unless extended pursuant to the terms of Loan Agreement (hereafter defined), the unpaid principal balance or this Note, together with all accrued and unpaid interest shall be due and payable. The principal of this Note shall otherwise be payable in accordance with the Loan Agreement. All payments due under this Note shall be delivered to the holder hereof no later than twelve o'clock, noon, Dallas, Texas time, on the date such payment becomes due and payable (or the date any voluntary prepayment of this Note is made), in immediately available funds. Any payment received by the holder hereof after such time will be deemed to have been made on the next following business day.

       As herein provided, the unpaid principal Amount (hereafter defined) of this Note (or portions thereof) from time to time outstanding shall bear interest prior to maturity at a varying rate per anum equal to, at Maker's option, (i) the Commercial Base Rate (hereafter defined), or (ii) the applicable LIBOR Base Rate (hereafter defined) (as elected in the manner specified in this Note), provided that in no event shall the Applicable Rate (hereafter defined) exceed the Maximum Rate (hereafter defined). Notwithstanding the foregoing, if at any time the Applicable Rate exceeds the Maximum Rate, the rate of interest payable under this Note shall be limited to the Maximum Rate, but any subsequent reductions in the Commercial Base Rate or the LIBOR Base Rate, as the case may be, shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate stated above, subject to the provisions hereof specifying the Maximum amount of interest which may be charged or collected hereunder.

       As used in this Note, the following terms shall have the meanings indicated opposite them:

       "Additional Costs" -- Any costs, losses or expenses incurred by Payee which it determines are attributable to its making or maintaining the Loan (hereafter defined), or its obligation to make any Loan advances, or any reduction in any amount receivable by Payee under the Loan or this Note.

       "Applicable Rate" -- The Commercial Base Rate (as to that portion of Principal Amount bearing interest at The Commercial Base Rate) and the LIBOR Base Rate (as to each Euro-Dollar Amount) as elected in the manner specified in this Note.

       "Assessments" -- Any impositions and assessments imposed on Payee with respect to any Euro-Dollar Amount for insurance or other fees, assessments and surcharges.

       "Commercial Base Rate" -- One-quarter of one percent (1/4%) per annum in excess of the base rate announced or published from time to time by Payee, which rate may not be the lowest rate charged by Payee; it being understood and agreed that the Commercial Base Rate shall increase or decrease, as the case may be, from time to time as of the effective date of each change in such base rate, and may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general.

       "Euro-Dollar Amount" -- Each portion of the Principal Amount bearing interest at the applicable LIBOR Base Rate pursuant to a Euro-Dollar Rate Request. There shall be no more than five (5) portions of the Principal Amount bearing interest at an applicable LIBOR Base Rate outstanding at any time, each such portion shall be in amounts of not less than $1,000,000.00 each and in no event shall the total portions of the Principal Amount bearing interest at the LIBOR Base Rate exceed seventy percent (70%) of the Principal Amount at the time of any Euro-Dollar Rate Request.

       "Euro-Dollar Business Day" -- Any day on which commercial banks are open for domestic and international business (including dealings in U.S. Dollar deposits) in New York City, and Dallas, Texas.

       "Euro-Dollar Rate Request" -- Maker's telephonic notice (to be promptly confirmed in a written notice which must be received by Payee before such Euro-Dollar Rate Request will be put into effect by Payee), to be received by Payee by twelve o'clock noon (Dallas, Texas time) three (3) Euro-Dollar Business Days prior to the Euro-Dollar Business Day specified in the Euro-Dollar Rate Request for the commencement of the Interest Period, of (a) its intention to have (1) all or any portion of the Principal Amount which is not then the subject of an Interest Period (other than an Interest Period which is terminating on such Euro-Dollar Business Day), and/or (2) all or any portion of any advance of Loan proceeds which is to be made on such Euro-Dollar Business Day, bear interest at the LIBOR Base Rate, and (b) the Interest Period desired by Maker in respect of the amount specified. there shall be no more than five (5) such requests for an election outstanding at any time.

       "Euro-Dollar Rate Request Amount" -- The amount, to be specified by Maker in each Euro-Dollar Rate Request and stated in increments of $1,000,000.00, which maker desires to bear interests at the LIBOR Base Rate; provided, however, in no event shall any such amount be less than $1,000,000.00 in each instance.

       "Euro-Dollar Reference Source" -- The display for Euro-Dollar rates provided on The Bloomberg (a data service), viewed by accessing Page One (1) of the global deposits segment of money-market rates (or such other page as may replace Page One [1] for the purposes of displaying Euro-Dollar rates); or, at the option of Payee the display for Euro-Dollar rates on such other service selected from time to time by Payee and determined by Payee to be comparable to The Bloomberg, which other service may include Reuters Monitor Money Rates Service.

       "Interest Period" -- The period during which interest at the LIBOR Base Rate, determined as provided in this Note, shall be applicable to the applicable Euro-Dollar Rate Request Amount; provided, however, that each such period shall be either thirty (30), sixty (60), ninety (90) and one hundred eighty (180), which shall be measured from the date specified by Maker in each Euro-Dollar Rate Request for the commencement of the computation or interest at the LIBOR Base Rate, to the numerically corresponding day in the calendar month in which such period terminates (or, if there be no numerical correspondent in such month, or if the date selected by Maker for such commencement is the last Euro-Dollar Business Day of a calendar month, then the last Euro-Dollar Business Day of the calendar month in which such period terminates, or, if the numerically corresponding day is not a Euro-Dollar Business Day, then the next succeeding Euro-Dollar Business Day, unless such next succeeding Euro-Dollar Business Day enters a new calendar month, in which case such period shall end on the next preceding Euro-Dollar Business Day); and in no event shall any such period be elected which extends beyond the Maturity Date.

       "LIBOR Base Rate" -- With respect to any Euro-Dollar Amount, the rate per annum (expressed as a percentage) determined by Payee to be equal to the sum of (a) the quotient of the LIBOR Rate for the applicable Euro-Dollar amount and the applicable Interest Period divided by (1 minus the applicable Reserve Requirement) rounded up to the nearest 1/100 of 1%, plus (b) the applicable Assessments, plus (c) two and one-half percent (2.5%).

       "LIBOR Rate" -- The rate determined by Payee (rounded upward, if necessary, to the nearest 1/16 of 1%) equal to the offered rate (and not the bid rate) for deposits in U.S. Dollars of amounts comparable to the Euro-Dollar Rate Request Amount for the same period of time as the Interest Period selected by Maker in the Euro-Dollar Rate Request, as set forth on the Euro-Dollar Reference Source at approximately 10:00 a.m. (Dallas, Texas time) on the first day of the applicable Interest Period.

       "Loan" -- The $10,000,000.00 loan evidenced hereby.

       "Maturity Date" -- April 30, 1998, being the date this Note becomes due and payable in its entirety, unless extended pursuant to the terms of the Loan Agreement.

       "Maximum Rate" -- The maximum interest rate permitted under applicable law.

       "Principal Amount" -- That portion of the Loan evidenced hereby as is from time to time outstanding.

       "Regulation D" -- Regulation D of the Board of Governors of the Federal Reserve System, as from time to time amended or supplemented.

       "Regulation" -- With respect to the charging and collecting of interest at the LIBOR Base Rate, any United States federal, state or foreign laws, treaties, rules or regulations whether now in effect or hereinafter enacted or promulgated (including Regulation D) or any interpretations, directives or requests applying to a class of depository institutions including Payee under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof, excluding any change the effect of which is determined by Payee to be reflected in a change in the LIBOR Base Rate.

       "Reserve Requirement" -- The average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. Dollars against "Eurocurrency Liabilities," as such quoted term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any regulatory change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in this Note, or (b) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates referred to in the definition of "LIBOR Rate" set forth above.

       If Maker desires the application of the LIBOR Base Rate, it shall submit a Euro-Dollar Rate Request to Payee. Such Euro-Dollar Rate request shall specify the Interest Period and the Euro-Dollar Amount and shall be irrevocable, subject to Payee's right to convert the rate of interest payable hereunder with respect to any Euro-Dollar Amount from the LIBOR Base Rate to the Commercial Base Rate as hereinafter provided. In the event that Maker fails to submit Euro-Dollar Rate Request with respect to an existing Euro-Dollar Amount not later than twelve o'clock noon (New York time) three (3) Euro-Dollar Business Days prior to the last day of the relevant Interest Period, then the applicable Euro-Dollar Amount shall bear interest, commencing at the end of such Interest Period, at the Commercial Base Rate.

       In no event shall Maker have more than five (5) Interest Periods involving Euro-Dollar Amounts in effect at any one time, whether or not any portion of the Principal Amount is then bearing interest at the Commercial Base Rate.

       Any portion of the Principal Amount to which the LIBOR Base Rate is not (or pursuant to the terms hereof cannot be) applicable shall bear interest at the Commercial Base Rate.

       Maker shall pay to Payee, promptly upon demand, such amounts as are necessary to compensate Payee for Additional Costs resulting from any Regulation which (i) subjects Payee to any tax, duty or other charge with respect to the Loan or this Note, or changes the basis of taxation of any amounts payable to Payee under the Loan or this Note (other than taxes imposed on the overall net income of Payee or of its applicable lending office by the jurisdiction in which Payee's principal office or such applicable lending office is located), (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Payee, or (iii) imposes on Payee or on the interbank Euro-Dollar market any other condition affecting the Loan or this Note, or any of such extensions of credit or liabilities. Payee will notify Maker of any event which would entitle Payee to compensation pursuant to this paragraph as promptly as practicable after Payee obtains knowledge thereof and determines to request such compensation.

       Without limiting the effect of the immediately preceding paragraph, in the event that, by reason of any Regulation (i) Payee incurs Additional Costs based on or measured by the amount of (1) a category of deposits or other liabilities of Payee which includes deposits by reference to which the LIBOR Rate is determined as provided in this Note and/or (2) a category of extensions of credit or other assets of Payee which includes loans the interest on which is determined on the basis of rates referred to in the definition of "LIBOR Rate" set forth above, (ii) Payee becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, or (iii) it shall be unlawful or impractical for Payee to make or maintain the Loan (or any portion thereof) at the LIBOR Base Rate, then Payee's obligation to make or maintain the Loan (or portions thereof) at the LIBOR Base Rate (and Maker's right to request the same) shall be suspended and Payee shall give notice thereof to Maker and, upon the giving of such notice, interest payable hereunder at the LIBOR Base Rate shall be converted to the Commercial Base Rate, unless Payee may lawfully continue to maintain the Loan (or any portion thereof) then bearing interest at the LIBOR Base Rate to the end of the current Interest Period(s), at which time the interest rate shall convert to the Commercial Base Rate. If subsequently Payee determines that such Regulation has ceased to be in effect, Payee will so advise Maker and Maker may convert the rate of interest payable hereunder with respect to those portions of the Principal Amount bearing interest at the Commercial Base Rate to the LIBOR Base Rate by submitting a Euro-Dollar Rate Request in respect thereof and otherwise complying with the provisions of this Note with respect thereto.

       Determinations by Payee of the existence or effect of any Regulation on its costs of making or maintaining the Loan, or portions thereof, at the LIBOR Base Rate, or on amounts receivable by it in respect thereof, and of the additional amounts required to compensate Payee with respect to Additional Costs and/or Assessments, shall be conclusive; provided, however, that such determinations are made without manifest error.

       Anything herein to the contrary notwithstanding, if, at the time of or prior to the determination of the LIBOR Base Rate in respect of any Euro-Dollar Rate Request Amount as herein provided, Payee determines (which determination shall be conclusive [provided that such determination is made on a reasonable basis] absent manifest error) that (i) by reason of circumstances affecting the interbank Euro-Dollar market generally, adequate and fair means do not or will not exist for determining the LIBOR Base Rate applicable to all Interest Period, or (ii) the LIBOR Rate, as determined by Payee, will not accurately reflect the cost to Payee of making or maintaining the Loan (or any portion thereof) at the LIBOR Base Rate, then Payee shall give Maker prompt notice thereof, and the applicable Euro-Dollar Rate Request Amount shall bear interest, or continue to bear interest, as the case may be, at the Commercial Base Rate. If at any time subsequent to the giving of such notice, Payee determines that because of a change in circumstances the LIBOR Base Rate is again available to Maker hereunder, Payee shall so advise Maker and Maker may convert the rate of interest payable hereunder from the Commercial Base Rate to the LIBOR Base Rate by submitting a Euro-Dollar Rate Request to Payee and otherwise complying with the provisions of this Note with respect thereto.

       Maker shall pay to Payee, immediately upon request and notwithstanding contrary provisions contained in the Deeds of Trust (as hereafter defined) or other Loan Instruments (as hereafter defined), such amounts as shall, in the conclusive judgment of Payee reasonably exercised, compensate Payee for any loss, cost or expense incurred by it as a result of (i) any payment or prepayment, under any circumstances whatsoever, of any portion of the Principal Amount bearing interest at the LIBOR Base Rate on a date other than the last day of an applicable Interest Period, (ii) the conversion, for any reason whatsoever, of the rate of interest payable hereunder from the LIBOR Base Rate to the Commercial Base Rate with respect to any portion of the Principal Amount then bearing interest at the LIBOR Base Rate on a date other than the last day of all applicable Interest Period, (iii) the failure of all or a portion of an advance, which was to have borne interest at the LIBOR Base Rate pursuant to a Euro-Dollar Rate Request, to be made under the Loan Agreement, or (iv) the failure of Maker to borrow in accordance with a Euro-Dollar Rate Request submitted by it to Payee.

       Maker shall have the right to prepay, in whole or in part, the Principal Amount of this Note accruing interest at the Commercial Base Rate, without premium or penalty upon the payment of all accrued interest on the amount prepaid (and any interest which has accrued at the Default Rate (hereafter defined) and other sums that may be payable hereunder); provided, however, that any Euro-Dollar Amount may be prepaid only on the last day of the applicable Interest Period.

       All payments of principal shall be credited first against principal amounts bearing interest at the Commercial Base Rate and then toward the payment of Euro-Dollar Amounts. Payments of Euro-Dollar Amounts shall be applied in such manner as Maker shall select; provided, however, that Maker shall select Euro-Dollar Amounts to be repaid in a manner designed to minimize any losses incurred by virtue of such payment. If Maker shall fail to select the Euro-Dollar Amounts to which such payments are to be applied, or if an event of default has occurred and is continuing at the time of payment, then Payee shall be entitled to apply the payment to such Euro-Dollar Amounts in the manner it deems appropriate. Maker shall compensate Payee for any losses incurred by virtue of any payment of those portions of the Loan accruing interest at the LIBOR Base Rate prior to the last day of the relevant Interest Period, which compensation shall be determined in accordance with the provisions set forth in this Note, and any payment received pursuant to this paragraph shall be applied first to losses incurred by Payee by reason of such payment.

       If a default shall occur under the Deeds of Trust, interest on the Principal Amount shall, at the option of Payee, immediately and without notice to Maker, be converted to the Commercial Base Rate. The foregoing provisions shall not be construed as a waiver by Payee of its right to pursue any other remedies available to it under the Deeds of Trust or any other instrument evidencing or securing the Loan, nor shall it be construed to limit in any way the application of the Default Rate.

       Maker hereby agrees that it shall the bound by any agreement extending the time or modifying the above terms of payment, made by Payee and the owner or owners of the Property, whether with or without notice to Maker, and Maker shall continue liable to pay the amount due hereunder, but with interest at a rate no greater than the LIBOR Base Rate or the Commercial Base Rate, as the case may be, according to the terms of any such agreement of extension or modification.

       ALL OR ANY PORTION OF THE PRINCIPAL OF THIS NOTE MAY BE BORROWED, PAID, PREPAID, REPAID AND REBORROWED, FROM TIME TO TIME PRIOR TO MATURITY, IN ACCORDANCE WITH THE PROVISIONS OF THIS NOTE AND THE OTHER LOAN INSTRUMENTS (AS HEREAFTER DEFINED). THE EXCESS OF BORROWING (ADVANCES AND READVANCES) OVER REPAYMENTS SHALL EVIDENCE THE PRINCIPAL BALANCE DUE HEREON FROM TIME TO TIME AND AT ANY TIME. THE AGGREGATE OF ALL ADVANCES MADE UNDER THIS NOTE MAY EXCEED THE FACE AMOUNT OF THIS NOTE, BUT THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME SHALL NEVER EXCEED THE FACE AMOUNT OF THIS NOTE.

       At the option of the holder hereof, the entire principal balance and accrued interest owing hereon shall, subject to applicable laws, at once become due and payable without notice or demand upon the occurrence at any time of any of the following events ("events of default"):

       1. Default in the payment of any installment of principal, interest or any other sum due hereunder or under any document evidencing, governing, securing or guaranteeing the Loan (individually and collectively, the "Loan Instruments") and the continuation of such default of a period of fifteen (15) days following the due date thereof; or defaults in the performance of any of the covenants or provisions of any of the Loan Instruments (other than those covenants or provisions involving the payment of sums described in the preceding clause in this paragraph 1) and the continuation of such default of a period of thirty (30) days following the due date thereof.

       2. The liquidation, termination, dissolution or (if any of the undersigned is a natural person) the death of any of the undersigned or any guarantor hereof.

       3. The bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise.

       4. Default in the payment of any other indebtedness due the holder hereof, or default in the performance of any other obligation to the holder hereof by the undersigned or any other party liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, it being reasonably contemplated by the undersigned that it may incur additional indebtedness owing to the holder hereof, from time to time subsequent to the date hereof.

       The failure to exercise the option to accelerate the maturity of this Note upon the happening of any one or more of the events of default hereunder shall not constitute a waiver of the right of the holder hereof to exercise the same or any other option at that time or at any subsequent time with respect to such uncured default or any other event of uncured default hereunder or under any other of the Loan Instruments. The remedies of the holder hereof, as provided in this Note and in any other of the Loan Instruments, shall be cumulative and concurrent and may be pursued separately, successively or together, as often as occasion therefor shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of or impair, reduce, release or extinguish any of the rights or remedies of the holder hereof to exercise the foregoing option or any other option granted to the holder hereof or in any other of the Loan Instruments, at that time or at any subsequent time, or nullify any prior exercise of any such option.

       The unpaid principal of and, to the extent permitted by applicable law, unpaid interest on this Note from time to time outstanding shall bear interest from and after maturity at the rate (hereafter called the "Default Rate") of five percent (5%) per annum above the Commercial Base Rate (as such rate may change from time to time as provided above), provided that in no event shall such interest rate be more than the Maximum Rate. Notwithstanding anything to the contrary contained in this Note, at the option of the holder hereof and upon notice to the undersigned at any time after the occurrence of a default, as defined in the Deeds of Trust, from and after such notice and during the continuance of such default the unpaid principal of this Note from time to time outstanding and all past due installments of interest shall, to the extent permitted by applicable law, bear interest at the default Rate (as such rate may change from time to time with each change in the Commercial Base Rate), provided that in no event shall such interest rate be more than the Maximum Rate.

       The undersigned and all other parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, severally waive demand, presentment, notice of dishonor, notice of intention to accelerate the indebtedness evidenced hereby, notice of the acceleration of the maturity hereof, diligence in collecting, grace, notice and protest, and consent to all extensions which from time to time may be granted by the holder hereof and to payments hereon, whether before or after maturity.

       If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, the undersigned agrees to pay all costs of collection, including but not limited to reasonable attorneys' fees and expenses, incurred by the holder hereof.

       This Note is executed pursuant to a Master Loan Agreement, dated of even date herewith between the undersigned and the payee named herein (the "Loan Agreement"), which Loan Agreement contains provisions for acceleration of the maturity hereof upon the happening of certain events, and all advances made hereunder shall be made pursuant to the Loan Agreement. This Note is secured by one or more Deeds of Trust (With Security Agreement and Assignment of Rents and Leases) (collectively, the "Deeds of Trust") covering certain property situated in various Counties in Texas. The proceeds of this Note are to be used for business, commercial, investment or other similar purposes and no portion thereof will be used for personal, family or household use.

       All agreements between the undersigned and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the holder hereof exceed the Maximum Rate. If from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the undersigned. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the Maximum Rate. This paragraph shall control all agreements between the undersigned and the holder hereof.

       The undersigned acknowledges and agrees that the holder hereof may, from time to time, sell or offer to sell interests in the Loan to one or more participants. The undersigned authorizes the holder hereof to disseminate any information it has pertaining to the Loan, including, without limitation, complete and current credit information on the undersigned, any of its principals and any grantor of this Note, to any such participant or prospective participant.

            (The balance of this page is intentionally left blank.)

       EXCEPT WERE FEDERAL LAW IS APPLICABLE (INCLUDING, WITHOUT LIMITATION, ANY FEDERAL USURY CEILING OR OTHER FEDERAL LAW WHICH, FROM TIME TO TIME, IS APPLICABLE TO THE INDEBTEDNESS EVIDENCED HEREIN AND WHICH PREEMPTS STATE USURY
LAWS), THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE. THE UNDERSIGNED ACKNOWLEDGES THAT THE LIEN OF THE DEEDS OF TRUST CONSTITUTES A FIRST LIEN ON RESIDENTIAL REAL PROPERTY WITHIN THE MEANING OF PART A, TITLE V, OF THE DEPOSITORY INSTITUTIONS DEREGULATION AND MONETARY CONTROL ACT OF 1980, AND THE REGULATIONS PROMULGATED THEREUNDER.


                                   NEWMARK HOMES, L.P.,
                                   a Texas limited partnership

                                   By:     NEWMARK HOME CORPORATION,
                                           a Nevada corporation,
                                           General Partner


                                           By:/s/ TERRY WHITE
                                              --------------------------------
                                           Name:  Terry White
                                                ------------------------------
                                           Title: Senior Vice President
                                                 -----------------------------